As filed with the Securities and Exchange Commission on February 25, 2009

                                                     Registration No. 333-152023
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                     POST EFFECTIVE AMENDMENT #2 TO FORM S-1


                             SEC FILE NO: 333-152023

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             SIENNA RESOURCES, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

                                      1000
            (Primary Standard Industrial Classification Code Number)

                                   26-1657084
                        (IRS Employer Identification No.)

                             70160 Sun Valley Drive
                             Rancho Mirage, CA 92270
                            Telephone 1-760-799-6688
   (Address and telephone number of registrant's principal executive offices)

                        Robert C. Weaver, Attorney at Law
                                 721 Devon Court
                               San Diego, CA 92109
                Telephone 1-858-488-4433 Facsimile 1-858-488-2555
            (Name, address and telephone number of agent for service)


Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer [ ]                        Accelerated Filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]
(Do not check if a Smaller reporting company)

                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of Each                          Proposed       Proposed
  Class of                             Maximum         Maximum
 Securities                            Offering       Aggregate       Amount of
   to be           Amount to be       Price Per       Offering      Registration
 Registered         Registered         Share (1)        Price          Fee (2)
--------------------------------------------------------------------------------
Common Stock,
Shares               1,000,000          $0.025         $25,000           $0.98
================================================================================
(1) This is an initial offering and no current trading market exists for our common stock. The offering price was arbitrarily determined by Sienna Resources, Inc.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended (the "Securities Act").

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(A), MAY DETERMINE.
================================================================================

                             SIENNA RESOURCES, INC.

                                   PROSPECTUS

                                   ----------
                                1,000,000 SHARES
                         COMMON STOCK AT $.025 PER SHARE
                                   ----------


This is the initial offering of common stock of Sienna Resources, Inc. and no public market currently exists for the securities being offered. We are offering for sale a total of 1,000,000 shares of common stock at a price of $.025 per share. The offering is being conducted on a self-underwritten, best effort, all-or-none basis, which means our officer and/or director, Julie Carter will attempt to sell the shares. This Prospectus will permit our officer and/or director to sell the shares directly to the public, with no commission or other remuneration payable to her for any shares she may sell. Ms. Carter will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, she will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. We intend to open a standard, non-interest bearing, bank checking account to be used only for the deposit of funds received from the sale of the shares in this offering. If all the shares are not sold and the total offering amount is not deposited by the expiration date of the offering, the funds will be promptly returned to the investors, without interest or deduction, however there is no assurance we will be able to do so. The shares will be offered at a price of $.025 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of director for an additional 90 days. The original offering of shares began on July 17, 2008 and ended on January 12, 2009. On January 6, 2009 the board of directors voted to extend the offering for an additional 90 days. As of February 25, 2009 no shares have been sold pursuant to the offering. The extended offering will end on April 13, 2009.


                    Offering Price                          Proceeds to Company
                      Per Share          Commissions          Before Expenses
                      ---------          -----------          ---------------
Common Stock            $0.025          Not Applicable            $25,000

Total                   $0.025          Not Applicable            $25,000

Sienna Resources, Inc. is an exploration stage company and currently has no operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent auditor has issued an audit opinion for Sienna Resources, Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

As of the date of this prospectus, our stock is presently not traded on any market or securities exchange and there is no assurance that a trading market for our securities will ever develop.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED "RISK FACTORS" ON PAGES 4 THROUGH 8 BEFORE BUYING ANY SHARES OF SIENNA RESOURCES, INC.'S COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES COMMISSION HAS BEEN CLEARED OF COMMENTS AND IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.


                 SUBJECT TO COMPLETION, DATED FEBRUARY 25, 2009

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------
SUMMARY OF PROSPECTUS                                                       3
     General Information                                                    3
     The Offering                                                           3
RISK FACTORS                                                                4
     Risks Associated with our Company                                      4
     Risks Associated with this Offering                                    6
USE OF PROCEEDS                                                             8
DETERMINATION OF OFFERING PRICE                                             9
DILUTION                                                                    9
PLAN OF DISTRIBUTION                                                       10
     Offering will be Sold by Our Officer and Director                     10
     Terms of the Offering                                                 11
     Deposit of Offering Proceeds                                          11
     Procedures and Requirements for Subscribing                           11
DESCRIPTION OF SECURITIES                                                  11
INTEREST OF NAMED EXPERTS AND COUNSEL                                      12
DESCRIPTION OF OUR BUSINESS                                                12
     General Information                                                   12
     Competition                                                           25
     Bankruptcy or Similar Proceedings                                     26
     Reorganization, Purchase or Sale of Assets                            26
     Compliance with Government Regulation                                 26
     Patents, Trademarks, Franchises, Concessions, Royalty
      Agreements or Labor Contracts                                        26
     Need for Government Approval for Its Products or Services             26
     Research and Development Costs during the Last Two Years              26
     Employees and Employment Agreements                                   26
DESCRIPTION OF PROPERTY                                                    26
LEGAL PROCEEDINGS                                                          27
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                   27
MANAGEMENT'S DISCUSSION AND ANALYSIS OR OPERATION                          29
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS               33
EXECUTIVE COMPENSATION                                                     34
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT             36
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                             37
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
 SECURITIES ACT LIABILITIES                                                37
AVAILABLE INFORMATION                                                      38
FINANCIAL STATEMENTS                                                       38
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
 FINANCIAL DISCLOSURE                                                      38

                             SIENNA RESOURCES, INC.
                             70160 SUN VALLEY DRIVE
                             RANCHO MIRAGE, CA 92270

                              SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "we," "us," "our", "Sienna Resources" and "Sienna Resources Mining" are to Sienna Resources, Inc.

GENERAL INFORMATION ABOUT OUR COMPANY

Sienna Resources, Inc. was incorporated in the State of Delaware on July 20, 2007 to engage in the acquisition, exploration and development of natural resource properties. We intend to use the net proceeds from this offering to develop our business operations. (See "Business of the Company" and "Use of Proceeds".) We are an exploration stage company with no revenues or operating history. The principal executive offices are located at 70160 Sun Valley Drive, Rancho Mirage, CA 92270. The telephone number is (760) 799-6688.


We received our initial funding of $12,500 through the sale of common stock to our officer and director who purchased 1,250,000 shares of our common stock at $0.01 per share on July 20, 2007. From inception until the date of this filing we have had limited operating activities. Our financial statements from inception (July 20, 2007) through the period ended December 31, 2008 report no revenues and a net loss of $15,671. Our independent auditor has issued an audit opinion for Sienna Resources, Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.


Our mineral claims have been staked and we hired a professional mining engineer to prepare a geological report. We have not yet commenced any exploration activities on the claims. Our property, the Pay 1-4 Mineral claims (known as the "Pay Property") may not contain any reserves and funds that we spend on exploration will be lost. Even if we complete our current exploration program and are successful in identifying a mineral deposit we will be required to expend substantial funds to bring our claims to production.

There is no current public market for our securities. As our stock is not publicly traded, investors should be aware they probably will be unable to sell their shares and their investment in our securities is not liquid.

THE OFFERING

Securities Being Offered     1,000,000 shares of common stock.

Price per Share              $0.025


Offering Period              The shares are offered for a period not to exceed
                             180 days, unless extended by our board of directors for an additional 90 days. The original offering of shares began on July 17, 2008 and ended on January
                             12, 2009. On January 6, 2009 the board of directors voted to extend the offering for an additional 90 days. The extended offering will end on April 13, 2009.


Net Proceeds                 $25,000

Securities Issued
and Outstanding              1,250,000 shares of common stock were issued and
                             outstanding as of the date of this prospectus.

Registration Costs           We estimate our total offering registration costs
                             to be $4,500.

Risk Factors                 See "Risk Factors" and the other information in
                             this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

                                  RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe to be all the material risks involved if you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY:

WE ARE AN EXPLORATION STAGE COMPANY BUT HAVE NOT YET COMMENCED EXPLORATION ACTIVITIES ON OUR CLAIMS. WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

     We have not yet commenced exploration on the Pay 1-4 Mineral claims (known as the "Pay Property"). Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on July 20, 2007and to date have been involved primarily in organizational activities and the acquisition of the mineral claims. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development and production of minerals from the claims, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

WITHOUT THE FUNDING FROM THIS OFFERING WE WILL BE UNABLE TO IMPLEMENT OUR BUSINESS PLAN.


         Our current operating funds are less than necessary to complete the intended exploration program on our mineral claims. We will need the funds from this offering to complete our business plan. As of December 31, 2008, we had cash in the amount of $194. We currently do not have any operations and we have no income.


OUR INDEPENDENT AUDITOR HAS ISSUED AN AUDIT OPINION FOR SIENNA RESOURCES, INC. WHICH INCLUDES A STATEMENT DESCRIBING OUR GOING CONCERN STATUS. OUR FINANCIAL STATUS CREATES A DOUBT WHETHER WE WILL CONTINUE AS A GOING CONCERN.

     As described in Note 6 of our accompanying financial statements, our lack of operations and any guaranteed sources of future capital create substantial doubt as to our ability to continue as a going concern. If our business plan does not work, we could remain as a start-up company with limited operations and revenues.

BECAUSE MANAGEMENT HAS NO TECHNICAL EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

     Our officer and director is Julie Carter. Ms. Carter has no formal training as a geologist or in the technical aspects of management of a mineral exploration company. Her prior business experiences have been in management and education and not in the mineral exploration business. With no direct training or experience in these areas, our management may not be fully aware of the specific requirements related to working within this industry. Our management's decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry.

THERE IS THE RISK THAT OUR PROPERTY DOES NOT CONTAIN ANY KNOWN BODIES OF ORE RESULTING IN ANY FUNDS SPENT ON EXPLORATION BEING LOST.

     There is the likelihood of our mineral claims containing little or no economic mineralization or reserves of silver or other minerals. We have a geological report detailing previous exploration in the area, and the claims has been staked per Nevada regulations. However; there is the possibility that the previous work was not carried out properly and our claims does not contain any reserves, resulting in any funds spent on exploration being lost.

BECAUSE WE HAVE NOT SURVEYED THE PAY 1-4 MINERAL CLAIMS, WE MAY DISCOVER MINERALIZATION ON THE CLAIMS THAT IS NOT WITHIN OUR CLAIMS BOUNDARIES.


     While we have conducted a mineral claims title search, this should not be construed as a guarantee of claims boundaries. Until the claims are surveyed, the precise location of the boundaries of the claims may be in doubt. If we discover mineralization that is close to the claims boundaries, it is possible that some or all of the mineralization may occur outside the boundaries. In such a case we would not have the right to extract those minerals.


IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON OUR MINERAL PROPERTY, WE CAN PROVIDE NO ASSURANCE THAT WE WILL BE ABLE TO SUCCESSFULLY ADVANCE THE MINERAL CLAIMS INTO COMMERCIAL PRODUCTION.

     If our exploration program is successful in establishing ore of commercial tonnage and grade, we will require additional funds in order to advance the claims into commercial production. Obtaining additional financing would be subject to a number of factors, including the market price for the minerals, investor acceptance of our claims and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us. The most likely source of future funds is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. We may be unable to obtain any such funds, or to obtain such funds on terms that we consider economically feasible and you may lose any investment you make in this offering.

GOVERNMENT REGULATION OR OTHER LEGAL UNCERTAINTIES MAY INCREASE COSTS AND OUR BUSINESS WILL BE NEGATIVELY AFFECTED.

     Laws and regulations govern the exploration, development, mining, production, importing and exporting of minerals; taxes; labor standards; occupational health; waste disposal; protection of the environment; mine safety; toxic substances; and other matters. In many cases, licenses and permits are required to conduct mining operations. Amendments to current laws and regulations governing operations and activities of mining companies or more stringent implementation thereof could have a substantial adverse impact on us. Applicable laws and regulations will require us to make certain capital and operating expenditures to initiate new operations. Under certain circumstances, we may be required to stop exploration activities, once started, until a particular problem is remedied or to undertake other remedial actions.

BASED ON CONSUMER DEMAND, THE GROWTH AND DEMAND FOR ANY ORE WE MAY RECOVER FROM OUR CLAIMS MAY BE SLOWED, RESULTING IN REDUCED REVENUES TO THE COMPANY.

     Our continued success will be dependent on the growth of demand for ore. If consumer demand slows our revenues may be significantly affected. This could limit our ability to generate revenues and our financial condition and operating results may be harmed.

BECAUSE OUR CURRENT OFFICER AND DIRECTOR HAS OTHER BUSINESS INTERESTS, SHE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

     Julie Carter, our officer and director, currently devotes approximately 5-6 hours per week providing management services to us. While she presently possesses adequate time to attend to our interests, it is possible that the demands on her from other obligations could increase, with the result that she would no longer be able to devote sufficient time to the management of our business. This could negatively impact our business development.

RISKS ASSOCIATED WITH THIS OFFERING:

THE TRADING IN OUR SHARES WILL BE REGULATED BY SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A "PENNY STOCK."

     The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

     This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, who will receive no commissions. She will offer the shares to friends, relatives, acquaintances and business associates, however; there is no guarantee that she will be able to sell any of the shares. Unless she is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plans.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

     We are not registered on any public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Sienna Resources, Inc., or anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES.


     Our existing stockholder acquired her shares at a cost of $.01 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Upon completion of this offering the net tangible book value of the shares held by our existing stockholder (1,250,000 shares) will be increased by $.012 per share without any additional investment on her part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.025 per share) of $.015 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.01 per share, reflecting an immediate reduction in the $.025 price per share they paid for their shares.


WE WILL BE HOLDING ALL THE PROCEEDS FROM THE OFFERING IN A STANDARD BANK CHECKING ACCOUNT UNTIL ALL SHARES ARE SOLD. BECAUSE THE SHARES ARE NOT HELD IN AN ESCROW OR TRUST ACCOUNT THERE IS A RISK YOUR MONEY WILL NOT BE RETURNED IF ALL THE SHARES ARE NOT SOLD.

     All funds received from the sale of shares in this offering will be deposited into a standard bank checking account until all shares are sold and the offering is closed, at which time, the proceeds will be transferred to our business operating account. In the event all shares are not sold we have committed to promptly return all funds to the original purchasers. However since the funds will not be placed into an escrow, trust or other similar account, there can be no guarantee that any third party creditor who may obtain a judgment or lien against us would not satisfy the judgment or lien by executing on the bank account where the offering proceeds are being held, resulting in a loss of any investment you make in our securities.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

     Our business plan allows for the payment of the estimated $4,500 cost of this registration statement to be paid from existing cash on hand and if necessary funds advanced to the company by our director. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

JULIE CARTER, THE SOLE OFFICER AND DIRECTOR OF THE COMPANY, BENEFICIALLY OWNS 100% OF THE OUTSTANDING SHARES OF OUR COMMON STOCK. AFTER THE COMPLETION OF THIS OFFERING SHE WILL OWN 56% OF THE OUTSTANDING SHARES. IF SHE CHOOSES TO SELL HER SHARES IN THE FUTURE, IT MIGHT HAVE AN ADVERSE EFFECT ON THE PRICE OF OUR STOCK.

     Due to the amount of Julie Carter's share ownership in our company, if she chooses to sell her shares in the public market, the market price of our stock could decrease and all shareholders suffer a dilution of the value of their stock. If she does sell any of her common stock, she will be subject to Rule 144 under the 1933 Securities Act which restricts the ability of our director or officer to sell her shares.

                                 USE OF PROCEEDS

Assuming sale of all of the shares offered herein, of which there is no assurance, the net proceeds from this Offering will be $25,000. The proceeds are expected to be disbursed, in the priority set forth below, during the first twelve (12) months after the successful completion of the Offering:

               Total Proceeds to the Company              $25,000

               Phase One Exploration Program                8,000
               Phase Two Exploration Program               12,000
               Legal and Accounting                         4,500
               Administration and Office Expense              500
                                                          -------

               Total Use of Net Proceeds                  $25,000
                                                          =======

We will establish a separate bank account and all proceeds will be deposited into that account until the total amount of the offering is received and all shares are sold, at which time the funds will be released to us for use in our operations. In the event we do not sell all of the shares before the expiration date of the offering, all funds will be returned promptly to the subscribers, without interest or deduction, however there is no assurance we will be able to do so. If necessary, Ms. Carter, our director, has verbally agreed to loan the company funds to complete the registration process but we will require full funding to implement our complete business plan.

                         DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

                  DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering.

Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.


As of December 31, 2008, the net tangible book value of our shares was -$3,171 or approximately -$.003 per share, based upon 1,250,000 shares outstanding.

Upon completion of this Offering, but without taking into account any change in the net tangible book value after completion of this Offering other than that resulting from the sale of the shares and receipt of the total proceeds of $25,000, the net tangible book value of the 2,250,000 shares to be outstanding will be $21,829, or approximately $.01 per Share. Accordingly, the net tangible book value of the shares held by our existing stockholder (1,250,000 shares) will be increased by $.012 per share without any additional investment on her part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.025 per Share) of $.015 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.01 per share, reflecting an immediate reduction in the $.025 price per share they paid for their shares.


After completion of the offering, the existing shareholder will own 56% of the total number of shares then outstanding, for which she will have made a cash investment of $12,500, or $.01 per share. Upon completion of the offering, the purchasers of the shares offered hereby will own 44% of the total number of shares then outstanding, for which they will have made a cash investment of $25,000, or $.025 per Share.


The following table illustrates the per share dilution to the new investors and does not give any effect to the results of any operations subsequent to December 31, 2008:

     Public Offering Price Per Share                         $.025
     Net Tangible Book Value Prior to this Offering         -$.003
     Net Tangible Book Value After Offering                  $.01
     Immediate Dilution per Share to New Investors           $.015


The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per Share paid by our existing stockholder and by new investors in this offering:

                      Price Per   Total Number of    Percent of    Consideration
                        Share       Shares Held      Ownership         Paid
                        -----       -----------      ---------         ----
Existing Shareholder    $ .01        1,250,000          55.5          $12,500
Investors in this
 Offering               $.025        1,000,000          44.5          $25,000

                              PLAN OF DISTRIBUTION

OFFERING WILL BE SOLD BY OUR OFFICERS AND DIRECTOR

This is a self-underwritten offering. This Prospectus is part of a Prospectus that permits our officer and director to sell the Shares directly to the public, with no commission or other remuneration payable to her for any Shares she sells. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. Julie Carter, our officer and director, will sell the shares and intends to offer them to friends, relatives, acquaintances and business associates. In offering the securities on our behalf, she will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

She will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

     a. Our officer/director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39)of the Act, at the time of her participation; and

     b. Our officer/director will not be compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

     c. Our officer/director is not, nor will she be at the time of her participation in the offering, an associated person of a broker-dealer; and

     d. Our officer/director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that she (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) (a)(4)(iii).

Our officer, director, control person and affiliates of same do not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

The shares will be sold at the fixed price of $.025 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.


This offering will commence on the date of this prospectus and continue for a period not to exceed 180 days (the "Expiration Date"). The original offering of shares began on July 17, 2008 and ended on January 12, 2009. On January 6, 2009 the board of directors voted to extend the offering for an additional 90 days. The extended offering will end on April 13, 2009.


DEPOSIT OF OFFERING PROCEEDS

This is an "all or none" offering and, as such, we will not be able to spend any of the proceeds unless and until all shares are sold and all proceeds are received. We intend to hold all monies collected for subscriptions in a separate bank account until the total amount of $25,000 has been received. At that time, the funds will be transferred to our business account for use in the implementation of our business plans. In the event the offering is not sold out prior to the Expiration Date, all monies will be returned to investors, without interest or deduction.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. Subscriptions, once received by the company, are irrevocable. All checks for subscriptions should be made payable to Sienna Resources, Inc.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized capital stock consists of 80,000,000 shares of common stock, par value $.0001 per share. The holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, the present stockholder will own 56% of our outstanding shares and the purchasers in this offering will own 44%.

PREFERRED STOCK

Our Certificate of Incorporation authorizes the issuance of 80,000,000 shares of preferred stock, $.0001 par value per share. No preferred shares have been issued nor are contemplated to be issued in the near future.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statement for the period from inception to March 31, 2008, included in this prospectus has been audited by Lawrence Scharfman & Co., CPA. We include the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.


Our interim financial statement for the period ended December 31, 2008, included in this prospectus has been reviewed by Lawrence Scharfman & Co., CPA.


Robert C. Weaver, Attorney at Law, has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

James W. McLeod, P. Geo., has provided us with the geology report which was used in connection with this offering.

                           DESCRIPTION OF OUR BUSINESS

GENERAL INFORMATION

Sienna Resources, Inc. was incorporated in Delaware on July 20, 2007 to engage in the business of acquisition, exploration and development of natural resource properties. Paul Pursehouse, was appointed interim director and resigned on July 20, 2007. At that time Julie Carter was named sole officer and director of the company and the Board voted to seek capital and begin development of our business plan. We received our initial funding of $12,500 through the sale of common stock to Julie Carter who purchased 1,250,000 shares of our Common Stock at $0.01 per share on July 20, 2007.

We are an exploration stage company with no revenues and a limited operating history. We currently own a 100% undivided interest in the Pay 1-4 Mineral Claims located in Esmeralda County, Nevada that we call the "Pay Property." Our independent auditor has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern. The source of information contained in this discussion is our geology report prepared by James W. McLeod, P. Geo. dated February 5, 2008.

There is the likelihood of our mineral claims containing little or no economic mineralization or reserves of silver and other minerals. The Pay Property consists of four contiguous, located, lode mineral claims, Pay 1-4 comprising a total of 82.64 acres and lies in the west central part of Nevada in the Paymaster Canyon area, Esmeralda County, NV. The region is known for its historic production of lode gold and silver. If our claims do not contain any reserves, all funds that we spend on exploration will be lost. Even if we complete our current exploration program and are successful in identifying a mineral deposit we will be required to expend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit or reserve.

We are an exploration stage company engaged in the acquisition and exploration of mineral properties. We currently own a 100% undivided interest in a mineral property located in Esmeralda County, State of Nevada that we call the "Pay Property." We intend to conduct mineral exploration activities on the Pay Property in order to assess whether it contains any commercially exploitable mineral reserves. Currently there are no known mineral reserves on the Pay Property.

We have not earned any revenues to date. Our independent auditor has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There is the likelihood of our mineral claims containing little or no economic mineralization or reserves of silver, gold or other minerals. We are presently in the exploration stage of our business and we can provide no assurance that any commercially viable mineral deposit exist on our mineral claims, that we will discover commercially exploitable levels of mineral resources on our property, or, if such deposits are discovered, that we will enter into further substantial exploration programs. Further exploration is required before a final determination can be made as to whether our mineral claims possess commercially exploitable mineral deposits. If our claim does not contain any reserves all funds that we spend on exploration will be lost.

ACQUISITION OF THE PAY 1-4 MINERAL CLAIMS

In February, 2008, we purchased a 100% undivided interest in the Pay 1-4 Mineral Claims for a price of $7,000. The claims are staked and recorded in the name of Sienna Resources, Inc. and are in good standing until September 1, 2008.

We engaged James W. McLeod, P. Geo. to prepare a geological evaluation report on the Pay Property. Mr. McLeod is a consulting professional engineer in the Geological Section of the Association of Professional Engineers and Geoscientists of British Columbia and a Fellow of the Geological Association of Canada. Mr. McLeod attended the University of British Columbia and holds a Bachelor of Science degree in geology.

The work completed by Mr. McLeod in preparing the geological report consisted of a review of geological data from previous exploration within the region. The acquisition of this data involved the research and investigation of historical files to locate and retrieve data information acquired by previous exploration companies in the area of the mineral claims.

We received the geological evaluation report on the Dap Property entitled "Review and Recommendations, Pay 1-4 Mineral Claims, Paymaster Canyon Area, Esmeralda County, Nevada, USA" prepared by Mr. McLeod on February 5, 2008. The geological report summarizes the results of the history of the exploration of the mineral claims, the regional and local geology of the mineral claims and the mineralization and the geological formations identified as a result of the prior exploration. The geological report also gives conclusions regarding potential mineralization of the mineral claims and recommends a further geological exploration program on the mineral claims. The description of the Pay Property provided below is based on Mr. McLeod's report.

                        [MAP SHOWING THE CLAIM LOCATION]

REQUIREMENTS OR CONDITIONS FOR RETENTION OF TITLE


In addition to the state regulations, federal regulations require a yearly maintenance fee to keep the claims in good standing. In accordance with Federal regulations, the Pay Property is in good standing to September 1, 2009. A yearly maintenance fee of $125 is required to be paid to the Bureau of Land Management prior to the expiry date to keep the claims in good standing for an additional year.


GLOSSARY

(Specific to the Report on the Pay 1-4 Mineral Claims, by James W. McLeod, P. Geo., Consulting Geologist dated February 5, 2008)

     Aeromagnetic survey - a magnetic survey conducted from the air normally using a helicopter or fixed-wing aircraft to carry the detection instrument and the recorder.

     Alluvial - unconsolidated sediments that are carried and hence deposited by a streat or river. In the southwest USA, most in filled valleys often between mountain rnages were deposited with alluvium.

     Andesitic to basaltic composition - a range of rock descriptions using the chemical make-up or mineral norms of the same.

     Aphanitic - fine grained drystalline texture

     Blind-basin - a basin practically closed off by enveloping rock exposures making the central portion of unconsolidated alluvial basin isolated.

     Colluvium - loose, unconsolidated material usually derived by gravitational means, such as falling from a cliff or scarp-face and often due to a sort of benighn erosion such as heating and cooling in a desert environment.

     Desert wash - a longer than wide depression that could be favorable to in-filling by material from adjacent eroding mountains.

     Formation - the fundamental unit of similar rock assemblages used in stratigraphy.

     Intermontane belt - between mountains (ranges), a usually longer than wide depression occurring between enclosing mountain ranges that supply the erosional material to infill the basin.

     Lode mineral claim (Nevada) - with a maximum area contained within 1500' long by 600' wide = 20.66 acres.

     Overburden or Drift Cover - any loose material which overlies bedrock.

     Plagioclase feldspar - a specific range of chemical composition of common or abundant rock forming silicate minerals.

     Playa - the lowest part of an intermontane basin which is frequently flooded by run-off from the adjacent highlands or by local rainfall.

     Plutonic, igneous or intrusive rock - usually a medium to coarser grain sized crystalline rock that generally is derived from a sub-surface magma and then consolidated, such as in dykes, pluygs, stocks or batholiths, from smallest to largest.

     Porphyritic in augite pyroxene - large porphyroblasts or crystals of a specific rock-forming mineral, i.e. augite occurring within a matrix of finer grained rock-forming minerals.

     Quarternary - the youngest period of the Cenozoic era.

     Snow equivalent - Approximately 1" of precipitation (rain) = 1' snow.

     Syenite - Coarse grained, alkalic, low in quartz intrusive rock.

     Trachyte - fine grained or glassy equivalent of a syenite.

     Volcaniclastic - Angular to rounded particles of a wide range of size within (a welded) finer grain-sized matrix of volcanic origin.

DESCRIPTION OF PROPERTY

The property owned by Sienna Resources, on which the net proceeds of the offering will be spent, is the Pay 1-4 Mineral Claims which is comprised of four contiguous claims totaling 82.64 acres, located in Esmeralda County, Nevada, USA.

The Pay Property is accessible from the town of Tonopah, Nevada by traveling 22 miles south on Highway 95 to the Silver Peak cutoff that is taken to the west for 12 miles to the Paymaster Canyon gravel road. This road is taken for 11 miles north to the mineral claims.


The claims were recorded with the County and the Bureau of Land Management. Prior to September 1, 2009, we will be required to make a filing that discloses our intent to do field work and record it as assessment work with the Bureau of Land Management, Reno, Nevada.

                        [MAP SHOWING THE CLAIM LOCATION]

CLIMATE AND GENERAL PHYSIOGRAPHY

The area experiences about 4" to 8" precipitation annually of which about 20% may occur as a snow equivalent. This amount of precipitation suggests a climatic classification of arid to semi-arid. The summers can experience hot weather, middle 60 to 70 degrees F. average with high spells of 110 plus degrees F. while the winters are generally more severe than the dry belt to the west and an last from December through February. Temperatures experienced during mid winter average, for the month of January, from the high 20s to the low 40s F with lows down to -20 degrees F.

The claim area ranges in elevation from 5,040' - 5,140' mean sea level. The physiographic setting of the property can be described as open desert in a valley within a mosaic of low, rugged mountain terrain in a general interior plateau setting. The area has been surfacially effected by colluvial, alluvial and wind erosion and the depositional (drift cover) effects of in-filling. Thickness of drift cover in the valleys may vary considerably. Surface water occurrences are rare, springs are sparse and subsurface aquifers are accessed by drilling wells where allowed.

The physiography of the Pay Property is peripheral rounded to rugged low, mountainous terrain on the west and east bounding the gently south-sloping Paymaster Canyon valley. Much of this area in a broad open valley and spiney mountain ridges hosts sagebrush and other desert plants on the low hill slopes. Juniper and pinon growing above 6,500' with pinon becoming more dominant at higher elevations. At elevations in the range of 7,500' along water courses can be found small groves of trembling aspen.

INFRASTRUCTURE

The town of Tonopah offers much of the necessary infrastructure required to base and carry-out an exploration program (accommodations, communications, equipment and supplies). Larger or specialized equipment can likely be acquired in the City of Las Vegas lying 209 miles by paved road (Highway 95) to the south.

Infrastructure such as highways and secondary roads, communications, accommodations and supplies that are essential to carrying out an exploration program are at hand, between Tonopah and Las Vegas. There is not a plant or any equipment currently located on the property. It is expected that the initial exploration phase will be supported by generators. Water required for exploration of the claims is available.

PROPERTY HISTORY

The recorded mining history of the general area dates from the 1860s when prospectors passed through heading north and west. The many significant lode gold, silver and other mineral product deposits developed in the area was that of the Goldfield Camp, 1905; Coaldale, coal field, 1913; Divide Silver Mining District, 1921 and the Candalaria silver-gold mine which operated as an underground lode gold deposit in 1922 and again in the 1990s as an open cut, cyanide heap leach operation. The Tonopah District while mainly in Nye County is on the edge of nearly all of the gold-silver camps of Esmeralda County, if not strictly in location then certainly as a headquarters and supply depot for the general area. The Tonopah Camp produced mainly silver with some gold from quartz veins in Tertiary volcanic rocks. The period 1900-1921 saw the Camp produce from
6.4 million tons of ore, 138 million ounces of silver and 1.5 million ounces of gold or an average of 22 az/ton silver and slightly less than 1/4 oz/ton gold, very rich ore by current standards.

REGIONAL GEOLOGY

The regional geology of Nevada is depicted as being underlain by all types of rock units. These appear to range from oldest to youngest in an east to west direction, respectively. The oldest units are found ot occur in the southeast corner of the State along the Colorado River. The bedrock units exhibit a north-south fabric of alternating east-west ranges and valleys. This feature may suggest E-W compression that may have expression as low angle thrust faults on the west and east walls of Paymaster Canyon (see Figure 3a). Faulting plays a large part in many areas of Nevada and an even larger part in the emplacement of mineral occurrences and ore bodies.

                       [MAP SHOWING THE REGIONAL GEOLOGY]

LOCAL GEOLOGY

The local geology about the Paymaster Canyon which is situated approximately 17 airmiles to the southwest of Tonopah, NV reveals a N-S trending, elongate or elliptical blind-basin bounded, i.e. closed off around much of its perimeter by rock exposures.

Throughout this outcropping ring-shaped feature are abundant, scattered rock exposures of Lower to Middle Paleozoic carbonate and aphanitic to very fine grain sized sediments, as quartzite, siltstone, claystone and more abundant limestone. Some transitional metamorphic rocks are inter-layered.

Jurassic and more abundant Tertiary age intrusive rocks dominate the northern end of the canyon ring while older Lower Paleozoic sedimentary and lesser metamorphic equivalents are more abundant in the southern part of the Paymaster basin.

PROPERTY GEOLOGY AND MINERALIZATION

The geology of the Pay Property area may be described as being covered by Quaternary desert wash, collovium, alluvium and playa deposits. This young covered basin (the mineral claims area) lies within a larger surrounding area of rock exposure and known mineral occurrences exhibiting a good geological setting and an excellent target area in which to conduct mineral exploration.

Thrust faulting is abundant within the periphery rock exposures at the north-end of the Paymaster Canyon with younger Ordovician limestone and shale units lying on the older Lower Cambrian sedimentary rock units. The oldest meta-sedimentary units can be overlain by granitic rocks of Jurassic age or Tertiary age volcanic rock of andesite to rhyolite composition.

The outcrops partially surrounding or flanking the alluvial covered valley underlying the mineral claim area suggests mineral occurrences or structurally prepared bedrock could be sought after in those areas.

By far the largest production in the County comes from the vein-type of gold and silver occurrences in quartz fissures in either pre-Tertiary volcanic or Tertiary volcanic host rocks.

DEPOSIT TYPES

The deposit types that are found occurring in the regional area and the more localized areas vary considerably. Silver and gold quartz veins predominate at Tonopah. Some of the most productive veins represent the silicification and replacement of sheeted zones of trachyte that was originally marked by close-set parallel fractures, but not faulting. The two hosts of mineralized quartz veins are 1) older pre-Tertiary volcanic rocks, i.e. Silver Peak (Mineral Ridge area), Weepah and Hornsilver or 2) Tertiary rhyolite host rocks that occur at Tonopah and other younger volcanic rocks, i.e. Goldfield and Divide. Base metal deposits are more commonly of interest now than in the past and many prospects occur in the general area. The industrial mineral barite that is observed to occur either in vein or bedded types have been recognized in the general area.

The base and precious metal deposit types that historically predominate in the general area are as the copper-gold or copper-molybdenum porphyry occurrences with peripheral base and precious metal occurrences as veins and/or contact zones of mineralization.

Geophysical techniques may be most effective int eh covered areas as a follow-up prospecting and soil sampling of the Phase 1 program.

EXPLORATION

GEOPHYSICS OF THE PAY 1-4 MINERAL CLAIMS

The aeromagnetic results shown in Figure 4 are from a survey after U.S.G.S. map GP-753.

The Pay mineral property is seen to lie to the south on an apron-like feature between two magnetic high lobes, on the west the Weepah Hills and on the east the General Thomas Hills, respectively. The change in gradient in the claim area may suggest an in-filled basin feature i.e. a possible northerly trending and south dipping feature that possibly reflects a rock contact or alteration zone. Ground geophysical surveys may add more detail to our understanding of the possible potential of the claim area.

GEOCHEMISTRY OF THE PAY 1-4 MINERAL CLAIMS

To the best of the consulting geologist's knowledge, the Pay 1-4 property has not undergone any detailed ground exploration work including geochemistry which may have usefulness in this area.

DRILLING

No drilling appears to have taken place on the area covered by the Pay mineral claims.

SAMPLE METHOD AND APPROACH

Standard sampling methods are utilized, for example a rock sample would be acquired fromt eh rock exposure with a hammer. The sample will be roughly 2"x2"x2" of freshly broken material. The samples grid location correlated with global positioning system 9GPS) location will be marked in the logbook after a sample number has been assigned. The sample number would be impressed on an aluminum tag and on a flagging that will be affixed at the sample site for future location.

                               [AEROMAGNETIC MAP]

RESULTS

As exploration work could be conducted and assessed, a decision would be made as to its importance and priority. The next phase of work will be determined by the results from the preceding one. At this point, it is necessary to suggest that a three phase exploration approach be recommended.

SAMPLE PREPARATION, ANALYSES AND SECURITY

Our rock exposure samples would be taken with known grid relationships that have been tied-in with a hand held global positioning system (GPS).

The samples would be in the possession of the field supervisor of the exploration project.

     1) The standard approach of seeking and sampling the `B' horizon (the ruty, oxidized and possibly enriched zone). The samples most often undergo standard acid digestion, multi-element analyses by the induction coupled plasma (ICP) method and the atomic absorption 9AA) method for the detection of precious metals with back-up analyses and/or assaying of anomalous samples to acquire more detail.

     2) The relatively new proprietary method called mobile metal ions (MMI) may be very useful in our exploration endeavors. The samples in the desert climates are taken consistently from between 8" and 10" in the soil layer below the organic zone. The samples undergo selective digestion with subsequent analyses for the chosen metal package, but most likely the standard multi-element package with gold would be undertaken. The cost of taking the MMI sample and the analyses are more expensive than standard method, but some studied results have been encouraging. All analyses and assaying will be carried out in a certified laboratory.

DATA VERIFICATION

Previous exploration has not been conducted on this mineral claim area by the consulting geologist but its good geological setting and interesting aeromagnetic data encourages the recommendation to conduct exploration work on the property. The consulting geologist is confident any information included in this report is accurate and can be utilized in planning further exploration work.

ADJACENT PROPERTIES

The Pay 1-4 mineral claims occur in a general area that possibly has undergone some prospecting in the past. The general area has known barite occurrences, as well as gold and silver potential. The Pay property does not have immediately adjacent mineral properties.

MINERAL PROCESSING AND METALLURGICAL TESTING

No mineral processing or metallurgical testing analyses have been carried out on the Pay property.

MINERAL RESOURCE AND MINERAL RESERVE ESTIMATES

No mineralization has been encountered to date by the consulting geologist and no calculation of any reliable mineral resource or reserve, conforming to currently accepted standards, could be undertaken at this time.

OTHER RELEVANT DATA AND INFORMATION

All relevant data and information concerning the Pay property has been presented in this report.

INTERPRETATION AND CONCLUSIONS

The object of the recommendations made are to facilitate in the possible discovery of a large, probably low-grade mineral deposit of base and/or precious metals or other minerals of economic consideration that have open pit and/or underground mining potential. If such a deposit exists, it may occur under the drift or overburden covered areas of the Pay 1-4 mineral claims.

The geological evaluation report we obtained states that the known mineralization encountered to date in neighboring areas is possibly indicative of a larger mineralized system in the general area. The drift covered parts of the property offer good exploration areas because of the possibility of mineralization, good geological setting and generally a lack of exploration testing. Also, remote sensing such as aeromagnetics may indicate possible exploration areas of interest within the Pay 1-4 mineral claims.

RECOMMENDATIONS OF GEOLOGICAL REPORT AND THE GEOLOGICAL EXPLORATION PROGRAM

In his geological report, Mr. McLeod recommended that a three phase continuing exploration program be undertaken on the property. The three phase program consists of the following:


Phase                   Exploration Program                     Cost                   Status
-----                   -------------------                     ----                   ------
Phase 1    Detailed Prospecting, mapping and soil             $ 8,000    Expected to be completed in summer, 2009
           geochemistry.                                                 (dependent on consulting geologist's
                                                                         schedule).

Phase 2    Magnetometer and VLF electromagnetic, grid         $12,000    Expected to be completed in fall, 2009
           controlled surveys over the areas of interest                 (depending on the results of Phase 1, and
           determined by the Phase 1 survey.  Included in                consulting geologist's schedule).
           this estimated cost is transportation,
           accommodation, board, grid installation, two
           geophysical surveys, maps and report

Phase 3    Induced polarization survey over grid              $30,000    Expected to be completed in 2010 (depending
           controlled anomalous area of interest outlined                on the results of Phase 2, and consulting
           by Phase 1 and 2 fieldwork.  Hoe or bulldozer                 geologist's schedule.)
           trenching, mapping and sampling of bedrock
           anomalies. Includes assays, detailed maps and
           reports.

           TOTAL ESTIMATED COST                               $50,000


COMPETITION

We do not compete directly with anyone for the exploration or removal of minerals from our property as we hold all interest and rights to the claims. Readily available commodities markets exist in the U.S. and around the world for the sale of gold, silver and other minerals. Therefore, we will likely be able to sell any gold, silver or other minerals that we are able to recover.

We will be subject to competition and unforeseen limited sources of supplies in the industry in the event spot shortages arise for supplies such as dynamite, and certain equipment such as bulldozers and excavators that we will need to conduct exploration. We have not yet attempted to locate or negotiate with any suppliers of products, equipment or services and will not do so until funds are received from this offering. If we are unsuccessful in securing the products, equipment and services we need we may have to suspend our exploration plans until we are able to do so.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in the United States generally, and in Nevada specifically. We will also be subject to the regulations of the Bureau of Land Management.

PATENTS, TRADEMARKS, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS, OR LABOR CONTRACTS

We have no current plans for any registrations such as patents, trademarks, copyrights, franchises, concessions, royalty agreements or labor contracts. We will assess the need for any copyright, trademark or patent applications on an ongoing basis.

NEED FOR GOVERNMENT APPROVAL FOR ITS PRODUCTS OR SERVICES

We are not required to apply for or have any government approval for our products or services.

RESEARCH AND DEVELOPMENT COSTS DURING THE LAST TWO YEARS

We have not expended funds for research and development costs since inception.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

Our only employee is our sole officer, Julie Carter who currently devotes 5-6 hours per week to company matters and after receiving funding she plans to devote as much time as the board of directors determines is necessary to manage the affairs of the company. There are no formal employment agreements between the company and our current employee.

                             DESCRIPTION OF PROPERTY

We do not currently own any property. We are currently operating out of the premises of our President, Julie Carter on a rent free basis during our exploration stage. The office is at 70160 Sun Valley Drive, Rancho Mirage, CA

92270. We consider our current principal office space arrangement adequate and will reassess our needs based upon the future growth of the company.

                                LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock. Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

     - contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;

     - contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

     - contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;

     - contains a toll-free telephone number for inquiries on disciplinary actions;

     - defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

     - contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

     -    the bid and offer quotations for the penny stock;

     - the compensation of the broker-dealer and its salesperson in the transaction;

     - the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

     - monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officer and director, who will offer and sell the Shares, is aware that she is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

REPORTS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

STOCK TRANSFER AGENT

The company's stock transfer agent is Signature Stock Transfer.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION


We have generated no revenue since inception and have incurred $15,671 in expenses through December 31, 2008.

The following table provides selected financial data about our company for the period from the date of incorporation through December 31, 2008. For detailed financial information, see the financial statements included in this prospectus.



                     Balance Sheet Data:         12/31/2008
                     -------------------         ----------

                     Cash                          $   194
                     Total assets                  $   194
                     Total liabilities             $ 3,365
                     Shareholders' equity          $(3,171)


Other than the shares offered by this prospectus, no other source of capital has been identified or sought. If we experience a shortfall in operating capital prior to funding from the proceeds of this offering, our director has verbally agreed to advance the company funds to complete the registration process.

PLAN OF OPERATION

GOING CONCERN

Our auditor has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we begin removing and selling minerals. There is no assurance we will ever reach that point.


Our current cash balance is $194. Our cash balance is not sufficient to fund our limited levels of operations until we receive funding. If we experience a shortage of funds prior to funding we may utilize funds from our director, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees, however she has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to achieve our business plan goals, we will need the funding from this offering. We are an exploration stage company and have generated no revenue to date. We have sold $12,500 in equity securities to pay for our minimum level of operations.


Our exploration target is to find exploitable minerals on our property. Our success depends on achieving that target. There is the likelihood of our mineral claims containing little or no economic mineralization or reserves of gold, silver and other minerals. There is the possibility that our claims do not contain any reserves and funds that we spend on exploration will be lost. Even if we complete our current exploration program and are successful in identifying a mineral deposit we will be required to expend substantial funds to bring our claims to production. We are unable to assure you we will be able to raise the additional funds necessary to implement any future exploration or extraction program even if mineralization is found.


Our plan of operation for the twelve months following the date of this prospectus is to complete the first two phases of the exploration program on our claims consisting of geological mapping, soil sampling and rock sampling. In addition to the $8,000 we anticipate spending for Phase 1 and $12,000 on Phase 2 of the exploration program as outlined below, we anticipate spending an additional $9,500 on professional fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations, and general administrative costs. Total expenditures over the next 12 months are therefore expected to be approximately $29,500, which is the amount to be raised in this offering and our cash on hand. If we experience a shortage of funds prior to funding during the next 12 months, we may utilize funds from our director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in conneCtion with the filing of this registration statement and operation expenses, however, she has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. We will require the funds from this offering to proceed.


We engaged Mr. James W. McLeod, P. Geo., to prepare a geological evaluation report on the Pay Property. Mr. McLeod's report summarizes the results of the history of the exploration of the mineral claims, the regional and local geology of the mineral claims and the mineralization and the geological formations identified as a result of the prior exploration in the claim areas. The geological report also gives conclusions regarding potential mineralization of the mineral claims and recommends a further geological exploration program on the mineral claims. The exploration program recommended by Mr. McLeod is as follows:


Phase                   Exploration Program                     Cost                   Status
-----                   -------------------                     ----                   ------
Phase 1    Detailed Prospecting, mapping and soil             $ 8,000    Expected to be completed in summer, 2009
           geochemistry.                                                 (dependent on consulting geologist's
                                                                         schedule).

Phase 2    Magnetometer and VLF electromagnetic, grid         $12,000    Expected to be completed in fall, 2009
           controlled surveys over the areas of interest                 (depending on the results of Phase 1, and
           determined by the Phase 1 survey.  Included in                consulting geologist's schedule).
           this estimated cost is transportation,
           accommodation, board, grid installation, two
           geophysical surveys, maps and report

Phase 3    Induced polarization survey over grid              $30,000    Expected to be completed in 2010 (depending
           controlled anomalous area of interest outlined                on the results of Phase 2, and consulting
           by Phase 1 and 2 fieldwork.  Hoe or bulldozer                 geologist's schedule.)
           trenching, mapping and sampling of bedrock
           anomalies. Includes assays, detailed maps and
           reports.

           TOTAL ESTIMATED COST                               $50,000

If we are successful in raising the funds from this offering we plan to commence Phase 1 of the exploration program on the claims in the summer of 2009. We have a verbal agreement with James McLeod, the consulting geologist, who prepared the geology report on our claims, to retain his services for our planned exploration program. We expect this phase to take two weeks to complete and an additional three months for the consulting geologist to receive the results from the assay lab and prepare his report. If Phase 1 of the exploration program is successful, we anticipate commencing Phase 2 in the fall of 2009. We expect this phase to take three weeks to complete and an additional three months for the consulting geologist to receive the results from the assay lab and prepare his report.

The above program costs are management's estimates based upon the recommendations of the professional consulting geologist's report and the actual project costs may exceed our estimates. To date, we have not commenced exploration.

Following phase two of the exploration program, if it proves successful in identifying mineral deposits, we intend to proceed with phase three of our exploration program if we are able to raise the funds necessary. The estimated cost of this program is $30,000 and will take approximately 4 weeks to complete and an additional three to four months for the consulting geologist to receive the results from the assay lab and prepare his report.


Subject to financing, we anticipate commencing the third phase in 2010. We will require additional funding to proceed with phase three and any subsequent work on the claims, we have no current plans on how to raise the additional funding. We cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work after the first phase of the exploration program.


OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us on which to base an evaluation of our performance. We are an exploration stage company and have not generated revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our property, and possible cost overruns due to increases in the cost of services.

To become profitable and competitive, we must conduct the exploration of our properties before we start into production of any minerals we may find. We are seeking funding from this offering to provide the capital required for the first two phases of our exploration program. We believe that the funds from this offering will allow us to operate for one year.

We have no assurance that future financing will materialize. If that financing is not available to us for the second phase of our exploration program we may be unable to continue.

LIQUIDITY AND CAPITAL RESOURCES

To meet our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares required. If we are successful any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. If the first two phases of our exploration program are successful in identifying mineral deposits we will attempt to raise the necessary funds to proceed with phase three, and any subsequent drilling and extraction. The sources of funding we may consider to fund this work include a second public offering, a private placement of our securities or loans from our director or others.

Our director has agreed to advance funds as needed until the offering is completed or failed and has agreed to pay the cost of reclamation of the property should exploitable minerals not be found and we abandon the third phase of our exploration program and there are no remaining funds in the company.

While she has agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law.

The property in the Company's portfolio, on which the net proceeds of the offering will be spent, is the Pay 1-4 Mineral Claims. We have not carried out any exploration work on the claims and have incurred no exploration costs.


We received our initial funding of $12,500 through the sale of common stock to Julie Carter, our officer and director, who purchased 1,250,000 shares of our common stock at $0.01 per share on July 20, 2007. From inception until the date of this filing we have had no operating activities. Our financial statements from inception (July 20, 2007) through the period ended December 31, 2008 report no revenues and a net loss of $15,671.


SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company reports revenue and expenses using the accrual method of accounting for financial and tax reporting purposes.

USE OF ESTIMATES

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

MINERAL PROPERTY ACQUISITION AND EXPLORATION COSTS

Mineral property acquisition, exploration and development costs are expensed as incurred until such time as economic reserves are quantified. To date the Company has not established any proven or probable reserves on its mineral properties.

DEPRECIATION, AMORTIZATION AND CAPITALIZATION

The Company records depreciation and amortization, when appropriate, using both straight-line method over the estimated useful lives of the assets (five to seven years). Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriate accounts and the resultant gain or loss is included in net income.

INCOME TAXES

The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Under Statement 109, a liability method is used whereby deferred tax assets and liabilities are determined based on temporary differences between basis used for financial reporting and income tax reporting purposes. Income taxes are provided based on tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not, that the Company will not realize the tax assets through future operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial accounting Standards Statement No. 107, "Disclosures about Fair Value of Financial Instruments", requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company's financial instruments consist primarily of cash and certain investments.

INVESTMENTS

Investments that are purchased in other companies are valued at cost less any impairment in the value that is other than temporary in nature.

PER SHARE INFORMATION

The Company computes per share information in accordance with SFAS No. 128, "Earnings per Share" which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing the net loss available to common shareholders by the weighted average number of common shares outstanding during such period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. The Company has basic and diluted loss per share of $0.0001

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The name, age and title of our executive officer and director is as follows:

Name and Address of Executive
  Officer and/or Director               Age                 Position
  -----------------------               ---                 --------

Julie Carter                            44       President, Secretary, Treasurer
70160 Sun Valley Drive                           and Director
Rancho Mirage, CA 92270

Ms. Julie Carter is the promoter of Sienna Resources, Inc., as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Ms. Carter has no formal training as a geologist or in the technical or managerial aspects of management of a mineral exploration company. Her prior business experiences have primarily been in education and business management and not in the mineral exploration industry. Accordingly, we will have to rely on the technical services of others to advise us on the managerial aspects specifically associated with a mineral exploration company. We do not have any employees who have professional training or experience in the mining industry. We rely on independent geological consultants to make recommendations to us on work programs on our property, to hire appropriately skilled persons on a contract basis to complete work programs and to supervise, review, and report on such programs to us.

TERM OF OFFICE

Our director is appointed to hold office until the next annual meeting of our stockholders or until her successor is elected and qualified, or until she resigns or is removed in accordance with the provisions of the Delaware Revised Statutes. Our officer is appointed by our Board of Directors and holds office until removed by the Board. The Board of Directors has no nominating, auditing or compensation committees.

SIGNIFICANT EMPLOYEES

We have no significant employees other than our officer and/or director, Ms. Julie Carter. Ms. Carter currently devotes approximately 5-6 hours per week to company matters. After receiving funding per our business plan Ms. Carter intends to devote as much time as the Board of Directors deem necessary to mange the affairs of the company.

Ms. Carter has not been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limited her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

Ms. Carter has not been convicted in any criminal proceeding (excluding traffic violations) nor is she subject of any currently pending criminal proceeding.

We conduct our business through agreements with consultants and arms-length third parties. Currently, we have no formal consulting agreements in place. We have a verbal arrangement with the consulting geologist currently conducting the exploratory work on the Pay Property. We pay the consulting geologist the usual and customary rates received by geologists performing similar consulting services.

RESUME


JULIE CARTER serves as Director, President, Secretary and Treasurer of Sienna Resources, Inc. since July 20, 2007. From December, 2007 to current, Ms. Carter is an associate teacher at John Thomas Dye School, Bel Air, CA. From January, 2001 to December, 2007, Ms. Carter served as Assistant Polo Manager, El Dorado Polo Club, Indio, CA. Ms. Carter has over 15 years experience in management. Ms. Carter holds a Bachelor of Arts degree in modern languages (French, German, Italian) from McGill University, Montreal, Quebec.

                             EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

Our current director and officer is Julie Carter.


The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the period from our inception through to December 31, 2008:

                           SUMMARY COMPENSATION TABLE


                                                                                 Change in
                                                                                  Pension
                                                                                 Value and
                                                                   Non-Equity   Nonqualified
                                                                   Incentive     Deferred       All
 Name and                                                            Plan         Compen-      Other
 Principal                                   Stock       Option     Compen-       sation       Compen-
 Position       Year   Salary     Bonus      Awards      Awards     sation       Earnings      sation     Totals
------------    ----   ------     -----      ------      ------     ------       --------      ------     ------
Julie Carter,   2007     0         0           0            0          0            0             0         0
President,      2008     0         0           0            0          0            0             0         0
CEO, CFO and
Director


                  OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

                                      Option Awards                                             Stock Awards
          -----------------------------------------------------------------   ----------------------------------------------
                                                                                                                    Equity
                                                                                                                   Incentive
                                                                                                       Equity        Plan
                                                                                                      Incentive     Awards:
                                                                                                        Plan       Market or
                                                                                                       Awards:      Payout
                                          Equity                                                      Number of    Value of
                                         Incentive                            Number                  Unearned     Unearned
                                        Plan Awards;                            of         Market      Shares,      Shares,
           Number of      Number of      Number of                            Shares      Value of    Units or     Units or
          Securities     Securities     Securities                           or Units    Shares or     Other         Other
          Underlying     Underlying     Underlying                           of Stock     Units of     Rights       Rights
          Unexercised    Unexercised    Unexercised   Option      Option       That      Stock That     That         That
          Options (#)    Options (#)     Unearned     Exercise  Expiration   Have Not     Have Not    Have Not     Have Not
Name      Exercisable   Unexercisable   Options (#)    Price       Date      Vested(#)     Vested      Vested       Vested
----      -----------   -------------   -----------    -----       ----      ---------     ------      ------       ------
Julie          0              0              0           0           0           0            0           0            0
Carter

                              DIRECTOR COMPENSATION

                                                                     Change in
                                                                      Pension
                                                                     Value and
                   Fees                            Non-Equity       Nonqualified
                  Earned                            Incentive        Deferred
                 Paid in      Stock     Option        Plan         Compensation     All Other
    Name           Cash      Awards     Awards     Compensation      Earnings      Compensation     Total
    ----           ----      ------     ------     ------------      --------      ------------     -----
Julie Carter         0         0           0            0                0               0            0

On July 20, 2007, a total of 1,250,000 shares of common stock were issued to Ms. Julie Carter in exchange for cash in the amount of $12,500 or $0.01 per share. The terms of this stock issuance was as fair to the company, in the opinion of the board of director, as if it could have been made with an unaffiliated third party.

Ms. Carter currently devotes approximately 5-6 hours per week to manage the affairs of the company. She has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of December, 2008 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

                                                               Amount and Nature      Percentage of
                                                                 of Beneficial           Common
Title of Class     Name and Address of Beneficial Owner            Ownership             Stock(1)
--------------     ------------------------------------            ---------             --------
Common Stock             Julie Carter, Director                    1,250,000               100%
                         70160 Sun Valley Drive                      Direct
                         Rancho Mirage, CA 92270

Common Stock             Officer and/or director as a Group        1,250,000               100%

HOLDERS OF MORE THAN 5% OF OUR COMMON STOCK

----------

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding on December 31, 2008. As of December 31, 2008, there were 1,250,000 shares of our common stock issued and outstanding.


FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 1,250,000 shares have been issued to the existing stockholder, all of which are held by our sole officer and director and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing six months after their acquisition. Any sale of shares held by the existing stockholder (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

Our principal shareholder does not have any plans to sell her shares at any time after this offering is complete.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Julie Carter is our sole officer and director. We are currently operating out of the premises of Julie Carter on a rent-free basis for administrative purposes. There is no written agreement or other material terms or arrangements relating to said arrangement.

On July 20, 2007 the Company issued a total of 1,250,000 shares of common stock to Julie Carter for cash at $0.01 per share for a total of $12,500.

We do not currently have any conflicts of interest by or among our current officer, director, key employee or advisors. We have not yet formulated a policy for handling conflicts of interest; however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

              DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.


In the event that a claims for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it, is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission. Upon completion of the registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q and 8-K, proxy statements, under Sec.14 of the Exchange Act, and other information with the Commission. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 Fifth Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission's Washington, D.C. office at prescribed rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

                              FINANCIAL STATEMENTS

The audited financial statements of Sienna Resources, Inc. for the year ended March 31, 2008 and related notes, included in this prospectus have been audited by Laurence Scharfman & Co., CPA, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.


The reviewed financial statements of Sienna Resources, Inc. for the period ended December 31, 2008 and related notes, prepared by the company, are also included in this prospectus.


                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                      ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our accountants.

                             SIENNA RESOURCES, INC.

                                      INDEX

Report of Independent Registered Public Accounting Firm                     F-1

Financial Statements:

     Balance Sheet - March 31, 2008                                         F-2

     Statement of Operations - March 31, 2008                               F-3

     Statement of Stockholders' Equity - March 31, 2008                     F-4

     Statement of Cash Flows - March 31, 2008                               F-5

Notes to Financial Statements                                               F-6

                         LAWRENCE SCHARFMAN & CO CPA PC
                          CERTIFIED PUBLIC ACCOUNTANTS

18 E. Sunrise Highway                                       7104 Corning Circle
Freeport NY 11520                                           Boynton Bch FL 33437
Tel:516-771-5900                                            Tel:561-733-0296
Fax:516-771-2598                                            Fax:561-740-0613

                          INDEPENDENT AUDITORS' REPORT

Sienna Resources, Inc.
70160 Sun Valley Dr.
Rancho Mirage, CA  92270-2411

We have audited the accompanying balance sheet of Sienna Resources Inc. as of March 31, 2008 and related statements of operations, stockholders equity and cash flows for the period from July 20, 2007 (inception) to March 31, 2008.

These  statements  are  the   responsibility   of  Company's   Management.   Our
responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit include examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The company has had difficulty in generating sufficient cash flow to meet its obligations, and is dependent on management's ability to develop profitable operations. These factors, among others may raise substantial doubt about their ability to continue as a going concern.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sienna Resources Inc. as of March 31, 2008 and the related statements of operations, stockholders equity and cash flows for the period from July 20, 2007 (inception) to March 31, 2008 in conformity with generally accepted in the United States of America.


                                               /s/ Lawrence Scharfman
                                               ---------------------------------
Boyton Beach Florida                           Lawrence Scharfman CPA
June 4, 2008

                             Sienna Resources, Inc.
                          (A Exploration Stage Company)
                                  Balance Sheet

                                                                       March 31,
                                                                         2008
                                                                       --------
ASSETS

Current Assets
  Cash                                                                 $  5,340
                                                                       --------
      Total Current Assets                                                5,340

Fixed Assets
      Total Fixed Assets                                                     --
                                                                       --------

Total Assets                                                           $  5,340
                                                                       ========

LIABILITIES

Current Liabilities
  Account Payables                                                           --
                                                                       --------
      Total Current Liabilities                                              --
                                                                       --------

Long term Liabilities                                                        --
                                                                       --------

Total Liabilities                                                      $     --
                                                                       ========
EQUITY
  80,000,000 Common Shares Authorized at $ .0001 Par value
  1,250,000 common shares issued and outstanding                       $    125
  Additional Paid in Capital                                             12,375
  Accumulated Deficit during Exploration Stage                           (7,160)
                                                                       --------
      Total Stockholders Equity                                           5,340
                                                                       --------

TOTAL LIABILITIES AND SHAREHOLDERS EQUITY                              $  5,340
                                                                       ========


                      See Notes to the Financial Statements

                             Sienna Resources, Inc.
                         (A Exploration Stage Company)
                            Statement of Operations

                                                             For the period from
                                                                July 20, 2007
                                                               (inception) to
                                                                  March 31,
                                                                    2008
                                                                 ----------

Revenue                                                          $       --
                                                                 ----------

Operating Costs
  Administrative expenses                                             7,160
                                                                 ----------
      Total Operating Costs                                      $    7,160
                                                                 ----------

Other Income (expenses)                                                  --

Net Income (Loss)                                                $   (7,160)
                                                                 ==========

Basic & Diluted (Loss) per Share                                     (0.000)
                                                                 ==========

Weighted Average Number of Common Shares                          1,250,000
                                                                 ==========


                      See Notes to the Financial Statements

                             Sienna Resources, Inc.
                          (A Exploration Stage Company)
                        Statement of Stockholder's Equity
                 From Inception July 20, 2007 to March 31, 2008

                                                                                                 Deficit
                                                                                               Accumulated
                                                                                                 During
                                          Common Stock          Preferred Stock     Paid in    Exploration     Total
                                      Shares         Amount    Shares     Amount    Capital       Stage       Equity
                                      ------         ------    ------     ------    -------       -----       ------
Common Shares issued to founders
on 3/31/08 @ $0.01 per share,
par value .0001                     1,250,000       $   125        --    $    --   $ 12,375                  $ 12,500

Net (Loss) for period                                                                           $ (7,160)      (7,160)
                                   ----------       -------   -------    -------   --------     --------     --------

Balance, March 31, 2008             1,250,000       $   125        --    $    --   $ 12,375     $ (7,160)    $  5,340
                                   ==========       =======   =======    =======   ========     ========     ========


                      See Notes to the Financial Statements

                             Sienna Resources, Inc.
                          (A Exploration Stage Company)
                             Statement of Cash Flows


                                                             For the period from
                                                                July 20, 2007
                                                               (inception) to
                                                                  March 31,
                                                                    2008
                                                                  --------
OPERATING ACTIVITIES
  Net Income (Loss)                                               $ (7,160)
  Accounts Payable                                                      --
                                                                  --------
NET CASH FROM OPERATING ACTIVITIES                                  (7,160)

INVESTING ACTIVITIES
  Financing Activities                                            $     --
  Common Shares Issued to Founders, @ $0.01 Per Share               12,500
                                                                  --------
NET CASH FROM INVESTING ACTIVITIES                                  12,500

Net Cash                                                             5,340

Cash at Beginning of Period                                             --
                                                                  --------

CASH AT END OF PERIOD                                             $  5,340
                                                                  ========

Supplemental Disclosure of Cash Flow Information

Cash paid for:
  Interest Expense                                                $     --
                                                                  --------
  Income Taxes                                                    $     --
                                                                  --------


                      See Notes to the Financial Statements

                             Sienna Resources, Inc.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                 March 31, 2008


NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Sienna Resources, Inc. (the "Company") was incorporated on July 20, 2007 under the laws of the State of Delaware. The Company's activities to date have been limited to organization and capital. The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations.

The Company is primarily engaged in the acquisition and exploration of mining properties. The Company has acquired Pay 1-4 mineral claims in Esmeralda County, NV for exploration and has formulated a business plan to investigate the possibilities of a viable mineral deposit.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company reports revenue and expenses using the accrual method of accounting for financial and tax reporting purposes.

USE OF ESTIMATES

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

MINERAL PROPERTY ACQUISITION AND EXPLORATION COSTS

The Company expenses all costs related to the acquisition and exploration of mineral properties in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of any exploration prospects; therefore, all costs are being expensed.

DEPRECIATION, AMORTIZATION AND CAPITALIZATION

The Company records depreciation and amortization, when appropriate, using both straight-line and declining balance methods over the estimated useful life of the assets (five to seven years). Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated

                             Sienna Resources, Inc.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                 March 31, 2008


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Depreciation is removed from the appropriate accounts and the resultant gain or loss is included in net income.

INCOME TAXES

The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Under Statement 109, a liability method is used whereby deferred tax assets and liabilities are determined based on temporary differences between basis used for financial reporting and income tax reporting purposes. Income taxes are provided based on tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not, that the Company will not realize the tax assets through future operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments", requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company's financial instruments consist primarily of cash and certain investments.

INVESTMENTS

Investments that are purchased in other companies are valued at cost less any impairment in the value that is other than temporary in nature.

PER SHARE INFORMATION

The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

NOTE 3 - PROVISION FOR INCOME TAXES

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

                             Sienna Resources, Inc.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                 March 31, 2008


                                                            As of March 31, 2008
                                                            --------------------

     Deferred tax assets:
     Net Operating Loss                                            $ 7,160
     Tax Rate                                                           34%
     Gross deferred tax assets                                     $ 2,434
     Valuation allowance                                           $(2,434)
                                                                   -------
     Net deferred tax assets                                       $     0
                                                                   =======

NOTE 4 - COMMITMENTS AND CONTINGENCIES

LITIGATION

The Company is not presently involved in any litigation.

NOTE 5 - RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

Recently issued accounting pronouncements will have no significant impact on the Company and its reporting methods.

NOTE 6 - GOING CONCERN

Future issuances of the Company's equity or debt securities will be required in order for the Company to continue to finance its operations and continue as a going concern. The Company's present revenues are insufficient to meet operating expenses.

The financial statement of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred cumulative net losses of $ 7,594 since its inception and requires capital for its contemplated operational and marketing activities to take place. The Company's ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company's contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statement of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

                             Sienna Resources, Inc.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                 March 31, 2008


NOTE 7 - RELATED PARTY TRANSACTIONS

Julie Carter, the sole officer and director of the Company may, in the future, become involved in other business opportunities as they become available, thus he may face a conflict in selecting between the Company and his other business opportunities. The Company has not formulated a policy for the resolution of such conflicts.

Julie Carter, the sole officer and director of the Company, will not be paid for any underwriting services that she performs on behalf of the Company with respect to the Company's upcoming S-1 offering. She will also not receive any interest on any funds that he advances to the Company for offering expenses prior to the offering being closed which will be repaid from the proceeds of the offering.

NOTE 8 - STOCK TRANSACTIONS

Transactions, other than employees' stock issuance, are in accordance with paragraph 8 of Statement of Financial Accounting Standards 123. Transactions with employees' stock issuance are in accordance with paragraphs (16-44) of Statement of Financial Accounting Standards 123. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever is more readily determinable.

On July 20, 2007, the Company issued a total of 1,250,000 shares of common stock to one director for cash in the amount of $0.01 per share for a total of $12,500

As of March 31, 2008, the Company had 1,250,000 shares of common stock issued and outstanding.

NOTE 9 - STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of March 31, 2008:

Common stock, $ 0.0001 par value: 80,000,000 shares authorized; 1,250,000 shares issued and outstanding.

NOTE 10 - MINERAL CLAIMS

On February 4, 2008, the Company acquired a 100% interest in a total of four mineral claims located in the Paymaster Canyon Area of Esmeralda County, Nevada.

The claims and related geological report were acquired for $7,000. These costs have been expensed as exploration costs during the year ended March 31, 2008.

                             Sienna Resources, Inc.
                         (An Exploration Stage Company)
                                 Balance Sheet
--------------------------------------------------------------------------------

                                                                         As of              As of
                                                                       December 31,        March 31,
                                                                          2008               2008
                                                                        --------           --------
                                     ASSETS

CURRENT ASSETS
  Cash                                                                  $    194           $  5,340
                                                                        --------           --------
TOTAL CURRENT ASSETS                                                         194              5,340

OTHER ASSETS

TOTAL OTHER ASSETS                                                            --                 --
                                                                        --------           --------

      TOTAL ASSETS                                                      $    194           $  5,340
                                                                        ========           ========

                  LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
  Accounts payable and accrued liabilities                              $  3,365           $     --
                                                                        --------           --------
TOTAL CURRENT LIABILITIES                                                  3,365                 --

      TOTAL LIABILITIES                                                    3,365                 --

STOCKHOLDERS' EQUITY (DEFICIT)
  80,000,000 Common Shares Authorized at $.0001 par value
   1,250,000 common shares issued and outstanding                            125                125
  Additional paid-in capital                                              12,375             12,375
  Deficit accumulated during Development stage                           (15,671)            (7,160)
                                                                        --------           --------
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                                      (3,171)             5,340
                                                                        --------           --------

      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)                $    194           $  5,340
                                                                        ========           ========


                        See Notes to Financial Statements

                             Sienna Resources, Inc.
                         (An Exploration Stage Company)
                             Statement of Operations
--------------------------------------------------------------------------------

                                                                                          July 20, 2007
                                                Three Months          Nine Months          (inception)
                                                   Ended                Ended                through
                                                 December 31,         December 31,         December 31,
                                                    2008                 2008                 2008
                                                 ----------           ----------           ----------
REVENUES
  Revenues                                       $       --           $       --           $       --
                                                 ----------           ----------           ----------
TOTAL REVENUES                                           --                   --                   --

GENERAL & ADMINISTRATIVE EXPENSES                     2,249                8,511               15,671
                                                 ----------           ----------           ----------
TOTAL GENERAL & ADMINISTRATIVE EXPENSES              (2,249)              (8,511)             (15,671)
                                                 ----------           ----------           ----------

NET INCOME (LOSS)                                $   (2,249)          $   (8,511)          $  (15,671)
                                                 ==========           ==========           ==========

BASIC EARNINGS PER SHARE                         $    (0.00)          $    (0.01)
                                                 ==========           ==========
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                        1,250,000            1,250,000
                                                 ==========           ==========


                        See Notes to Financial Statements

                             Sienna Resources, Inc.
                          (A Exploration Stage Company)
                        Statement of Stockholder's Equity
                From Inception July 20, 2007 to December 31, 2008
--------------------------------------------------------------------------------

                                                                                                 Deficit
                                                                                               Accumulated
                                                                                                 During
                                          Common Stock          Preferred Stock     Paid in    Exploration     Total
                                      Shares         Amount    Shares     Amount    Capital       Stage       Equity
                                      ------         ------    ------     ------    -------       -----       ------

BALANCE, JULY 20, 2007                    --        $    --         --     $  --    $    --      $     --     $    --

Common Shares issued to founder
 on 7/20/07 @ $0.01 per share,
 par value .0001                   1,250,000        $   125         --        --    $12,375            --     $12,500

Net (Loss) for period                                                                              (7,160)     (7,160)
                                   ---------        -------     -----      -----    -------      --------     -------
BALANCE, MARCH 31, 2008            1,250,000        $   125        --      $  --    $12,375      $ (7,160)    $ 5,340
                                   =========        =======     =====      =====    =======      ========     =======

Net Loss, June 30, 2008                                                                            (4,043)     (4,043)
                                   ---------        -------     -----      -----    -------      --------     -------
BALANCE, JUNE 30, 2008             1,250,000        $   125        --      $  --    $12,375      $(11,203)    $ 1,297
                                   =========        =======     =====      =====    =======      ========     =======

Net Loss, September 30, 2008                                                                       (2,219)     (2,219)
                                   ---------        -------     -----      -----    -------      --------     -------

BALANCE, SEPTEMBER 30, 2008        1,250,000        $   125        --      $  --    $12,375      $(13,422)    $  (922)
                                   =========        =======     =====      =====    =======      ========     =======

Net Loss, December 31, 2008                                                                       (2,249)      (2,249)
                                   ---------        -------     -----      -----    -------      --------     -------

BALANCE, DECEMBER 31, 2008         1,250,000        $   125        --      $  --    $12,375      $(15,671)    $(3,171)
                                   =========        =======     =====      =====    =======      ========     =======

                        See Notes to Financial Statements

                             Sienna Resources, Inc.
                         (An Exploration Stage Company)
                             Statement of Cash Flows
--------------------------------------------------------------------------------

                                                                                              July 20, 2007
                                                                            Nine Months        (inception)
                                                                              Ended              through
                                                                            December 31,       December 31,
                                                                               2008               2008
                                                                             --------           --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                                          $ (8,511)          $(15,671)
  Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities:

  Changes in operating assets and liabilities:
    Increase (Decrease) in Accounts payable and accrued liabilities             3,365              3,365
                                                                             --------           --------
          NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                  (5,146)           (12,306)

CASH FLOWS FROM INVESTING ACTIVITIES

          NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                      --                 --

CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of common stock                                                         --                125
  Additional paid-in capital                                                       --             12,375
                                                                             --------           --------
          NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                      --             12,500
                                                                             --------           --------

NET INCREASE (DECREASE) IN CASH                                                (5,146)               194

CASH AT BEGINNING OF PERIOD                                                     5,340                 --
                                                                             --------           --------

CASH AT END OF PERIOD                                                        $    194           $    194
                                                                             ========           ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during year for:
  Interest                                                                   $     --           $     --
                                                                             ========           ========
  Income Taxes                                                               $     --           $     --
                                                                             ========           ========


                        See Notes to Financial Statements

                             Sienna Resources, Inc.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                December 31, 2008
--------------------------------------------------------------------------------

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Sienna Resources, Inc. (the "Company") was incorporated on July 20, 2007 under the laws of the State of Delaware. The Company's activities to date have been limited to organization and capital. The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations.

The Company is primarily engaged in the acquisition and exploration of mining properties. The Company has acquired Pay 1-4 mineral claims in Esmeralda County, NV for exploration and has formulated a business plan to investigate the possibilities of a viable mineral deposit.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company reports revenue and expenses using the accrual method of accounting for financial and tax reporting purposes.

USE OF ESTIMATES

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

MINERAL PROPERTY ACQUISITION AND EXPLORATION COSTS

The Company expenses all costs related to the acquisition and exploration of mineral properties in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of any exploration prospects; therefore, all costs are being expensed.

DEPRECIATION, AMORTIZATION AND CAPITALIZATION

The Company records depreciation and amortization, when appropriate, using both straight-line and declining balance methods over the estimated useful life of the assets (five to seven years). Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired,

                             Sienna Resources, Inc.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                December 31, 2008
--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

together  with  the  related  accumulated   depreciation  is  removed  from  the
appropriate accounts and the resultant gain or loss is included in net income.

INCOME TAXES

The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Under Statement 109, a liability method is used whereby deferred tax assets and liabilities are determined based on temporary differences between basis used for financial reporting and income tax reporting purposes. Income taxes are provided based on tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not, that the Company will not realize the tax assets through future operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments", requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company's financial instruments consist primarily of cash and certain investments.

INVESTMENTS

Investments that are purchased in other companies are valued at cost less any impairment in the value that is other than temporary in nature.

PER SHARE INFORMATION

The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

NOTE 3 - PROVISION FOR INCOME TAXES

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

                             Sienna Resources, Inc.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                December 31, 2008
--------------------------------------------------------------------------------

                                                         As of December 31, 2008
                                                         -----------------------

     Deferred tax assets:
     Net Operating Loss                                          $15,671
     Tax Rate                                                         34%
     Gross deferred tax assets                                   $ 5,328
     Valuation allowance                                         $(5,328)

     Net deferred tax assets                                     $     0

NOTE 4 - COMMITMENTS AND CONTINGENCIES

LITIGATION

The Company is not presently involved in any litigation.

NOTE 5 - RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

Recently issued accounting pronouncements will have no significant impact on the Company and its reporting methods.

NOTE 6 - GOING CONCERN

Future issuances of the Company's equity or debt securities will be required in order for the Company to continue to finance its operations and continue as a going concern. The Company's present revenues are insufficient to meet operating expenses.

The financial statement of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred cumulative net losses of $15,671 since its inception and requires capital for its contemplated operational and marketing activities to take place. The Company's ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company's contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statement of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

                             Sienna Resources, Inc.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                December 31, 2008
--------------------------------------------------------------------------------

NOTE 7 - RELATED PARTY TRANSACTIONS

Julie Carter, the sole officer and director of the Company may, in the future, become involved in other business opportunities as they become available, thus she may face a conflict in selecting between the Company and her other business opportunities. The Company has not formulated a policy for the resolution of such conflicts.

Julie Carter, the sole officer and director of the Company, will not be paid for any underwriting services that she performs on behalf of the Company with respect to the Company's upcoming S-1 offering. She will also not receive any interest on any funds that she advances to the Company for offering expenses prior to the offering being closed which will be repaid from the proceeds of the offering.

NOTE 8 - STOCK TRANSACTIONS
Transactions, other than employees' stock issuance, are in accordance with paragraph 8 of Statement of Financial Accounting Standards 123. Transactions with employees' stock issuance are in accordance with paragraphs (16-44) of Statement of Financial Accounting Standards 123. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever is more readily determinable.

On July 20, 2007, the Company issued a total of 1,250,000 shares of common stock to one director for cash in the amount of $0.01 per share for a total of $12,500

As of December 31, 2008, the Company had 1,250,000 shares of common stock issued and outstanding.

NOTE 9 - STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of December 31, 2008:

Common stock, $ 0.0001 par value: 80,000,000 shares authorized; 1,250,000 shares issued and outstanding.

NOTE 10 - MINERAL CLAIMS

On February 4, 2008, the Company acquired a 100% interest in a total of four mineral claims located in the Paymaster Canyon Area of Esmeralda County, Nevada.

The claims and related geological report were acquired for $7,000. These costs have been expensed as exploration costs during the year ended March 31, 2008.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

"UNTIL ______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated costs of this offering are as follows:

           Expenses (1)                           US ($)
           ------------                         ---------

     SEC Registration Fee                       $    0.98
     Legal and Professional Fees                $1,500.00
     Accounting and Auditing                    $2,500.00
     Printing of Prospectus                     $  499.02
                                                ---------
     TOTAL                                      $4,500.00
                                                =========

----------
(1)  All amounts are estimates, other than the SEC's registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Sienna Resources, Inc.'s By-Laws allow for the indemnification of the officers and directors in regard to their carrying out the duties of their offices. The board of directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he/she has met the applicable standard of conduct set forth in the Delaware General Corporation Law.

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling Sienna Resources, Inc., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On July 20, 2007 the Company issued a total of 1,250,000 shares of common stock to Julie Carter for cash at $0.01 per share for a total of $12,500.

These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933. These securities were issued to a promoter of the company and bear a restrictive legend.

ITEM 16. EXHIBITS.

The following exhibits are included with this registration statement:

     Exhibit
     Number                           Description
     ------                           -----------

       3.1        Certificate of Incorporation (filed previously)
       3.2        Bylaws (filed previously)
       5.1        Opinion re: Legality and Consent of Counsel (filed previously)
      23.1        Consent of Independent Auditor
      23.3        Consent of Professional Geologist (filed previously)
      99.1        Subscription Agreement (filed previously)


ITEM 17. UNDERTAKINGS

a. The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
          ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
          iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

          i. If the registrant is relying on Rule 430B (230.430B of this chapter):
               A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

               B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

          ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
          ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
          iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to our director, officer and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable.

In the event that a claims for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act, and will be governed by the final adjudication of such issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rancho Mirage, California on February 25, 2009.


                                         Sienna Resources, Inc., Registrant


                                         By: /s/ Julie Carter
                                             -----------------------------------
                                             Julie Carter, President, Secretary,
                                             Treasurer, Chief Executive Officer,
                                             Chief Financial Officer and
                                             Principal Accounting Officer and
                                             Sole Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



/s/ Julie Carter                     Chief Executive Officer                February 25, 2009
---------------------------          ------------------------------         -----------------
Julie Carter                                    Title                             Date


/s/ Julie Carter                     Chief Financial Officer                February 25, 2009
---------------------------          ------------------------------         -----------------
Julie Carter                                    Title                             Date


/s/ Julie Carter                     Principal Accounting Officer           February 25, 2009
---------------------------          ------------------------------         -----------------
Julie Carter                                    Title                             Date